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             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated October 11, 2000, relating to the financial statements and financial highlights of Chase Vista New York Tax Free Income Fund which appear in the August 31, 2000 Annual Report to Shareholders of Chase Vista Tax Free Funds, and of our report dated October 11, 2000, relating to the financial statements and financial highlights of Chase Vista Select New York Intermediate Tax Free Income Fund which appear in the August 31, 2000 Annual Report to Shareholders of Chase Vista Select Tax Free Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Certain Arrangements with Service Providers", "Financial Statements and Experts", "Representations and Warranties of the Acquiring Trust", "Representations and Warranties of the Transferor Trust" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
October 25, 2000